To:	Joseph Saoud

From:	Laura L. Macias

Re:	Retention Bonus Letter Agreement
We are pleased to confirm the following retention bonus letter agreement (the “Agreement”) in recognition by the President and CEO and the Compensation Committee of the Board of Directors that it is in the best interest of the Company and its stockholders to ensure continuity of leadership following the 2015 executive organization by the Company; and in recognition your past contributions and our commitment to you as an important part of our plan’s for the future. The specific terms of this Agreement are as follows:

•	The Agreement will commence effective March 22, 2016, and will end on March 21, 2018;

•	The Company will pay you a cash retention bonus in the gross amount of $75,000 provided you remain actively employed and in good standing through the end date of this Agreement;

•	The retention bonus payment is subject to regular tax withholdings and other authorized deductions;

•	The retention bonus payment will be made under this Agreement in the first regularly scheduled payroll following the end of the Agreement period;

•	This retention bonus opportunity does not replace or affect any annual incentive award opportunity or long term incentive award opportunity you may have;

•
In the event the Company terminates your employment without Cause (as described in your Change in Control Agreement) during the Agreement period, you shall be entitled to receive a pro rata retention bonus payment based on services completed through such termination period;

•
In the event you resign or the Company terminates you for Cause (as described in your Change in Control Agreement) during the Agreement period, you shall not be entitled to receive any portion of the retention bonus payment; and

•	This Agreement does not change the nature of your employment relationship with the Company and does not guarantee your employment for any specified period of time.
Sincerely,

Laura L. Macias
Chief Human Resources Officer

Please sign and date below to acknowledge your receipt and understanding of this Agreement.

Joseph Saoud	Date